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                                                              EXHIBIT 23.6

SALOMON BROTHERS INC
Seven World Trade Center
New York, New York 10048

212-783-7000

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                                                SALOMON BROTHERS
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                        CONSENT OF SALOMON BROTHERS INC

  We hereby consent to the use of our name and to the description of our opinion letter dated April 1, 1996 under the caption "The Combination-- Opinions of Financial Advisors" in, and to the inclusion of our opinion letter as Annex B to, the Joint Proxy Statement/Prospectus of Allegheny Ludlum Corporation/Teledyne, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Allegheny Ludlum Corporation. By giving consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.




Salomon                                                     SALOMON BROTHERS INC
Brothers Inc
& Worldwide       New York, New York
Affiliates
Atlanta            July 16, 1996
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